UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2011

SNYDER’S-LANCE, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	0-398	56-0292920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 Ballantyne Corporate Place, Suite 900		28277
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 20, 2011, Snyder’s-Lance, Inc. (the “Company”) and Michael A. Warehime and Patricia A. Warehime (the “Warehimes”) entered into Amendment No. 2 to Standstill Agreement (the “Amendment”) to amend the previously announced Standstill Agreement entered into by the parties on July 21, 2010, as amended by Amendment No. 1 to Standstill Agreement, effective as of September 30, 2010 (as amended, the “Standstill Agreement”). The Standstill Agreement was entered into in connection with the merger of equals between Lance, Inc. and Snyder’s of Hanover, Inc. and provides for, among other things, certain restrictions and limitations on acquisitions and transfers of common stock of the Company by the Warehimes through December 6, 2013. The Amendment, as approved by the disinterested members of the Board of Directors of the Company, was entered into to permit the Warehimes to make certain limited acquisitions from, and transfers to, Grantor Retained Annuity Trusts (“GRATS”) established for the benefit of Michael A. Warehime and his daughters for estate planning purposes. The Amendment does not change the provisions of the Standstill Agreement that prohibit the Warehimes from beneficially owning more than 30% in the aggregate of the issued and outstanding common shares of the Company.

The foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by the full text of the form of Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Amendment No. 2 to Standstill Agreement, dated as of September 20, 2011, by and among Snyder’s-Lance, Inc., Michael A. Warehime and Patricia A. Warehime.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER’S-LANCE, INC.

Date: September 23, 2011	By:	/s/ Rick D. Puckett
Rick D. Puckett
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
September 20, 2011	0-398

SNYDER’S-LANCE, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amendment No. 2 to Standstill Agreement, dated as of September 20, 2011, by and among Snyder’s-Lance, Inc., Michael A. Warehime and Patricia A. Warehime.